UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WORLD GOLD TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o WCG USA Asset Management

Company, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number

SPDR® Gold MiniSharesSM	NYSE Arca, Inc.	61-6588857

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  ☐:

Securities Act registration statement file number to which this form relates: 333-221842

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Shares of the SPDR® Gold MiniSharesSM Trust (the “Fund”) to be registered hereunder is set forth in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (EDGAR Accession No. 0001193125-18-191436) on June 13, 2018 (Securities Act File Number 333-221842), which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant, on behalf of the Fund, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

The information provided in response to this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number	Description of Document

1	Form of Seed Capital Investor Agreement(1)

2	Certificate of Trust(2)

3	Certificate of Amendment to Certificate of Trust(3)

4	Second Certificate of Amendment to Certificate of Trust(1)

5	Fourth Amended and Restated Agreement and Declaration of Trust(4)

6	Form of Participant Agreement(1)

(1)	Incorporated by reference to the Registrant’s Registration Statement, filed on May 4, 2018.
(2)	Incorporated by reference to the Registrant’s Registration Statement, filed on August 28, 2015.
(3)	Incorporated by reference to the Registrant’s Registration Statement, filed on August 30, 2016.
(3)	Incorporated by reference to the Registrant’s Registration Statement, filed on January 9, 2017.
(4)	Incorporated by reference to the Registrant’s Registration Statement, filed on June 13, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 21, 2018	WORLD GOLD TRUST

	By:	WCG USA Asset Management Company, LLC, its Sponsor

		By:	/s/ Gregory S. Collett
		Name:	Gregory S. Collett
		Title:	Vice President